UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2015
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, Universal Technical Institute, Inc. (the "Company") promoted Sherrell E. Smith to Executive Vice President of Admissions and Operations and Chad A. Freed to General Counsel & Executive Vice President of Corporate Development.
Mr. Smith's annual base salary increased to $400,000, effective retrospectively to April 29, 2015. Mr. Freed's annual base salary increased to $375,000, effective June 9, 2015.
Messrs. Smith and Freed will each be eligible to receive a target bonus of 65% of their base salary earned during the fiscal year on a pro rata basis, subject to approval by the Company’s Board of Directors, Company performance and other criteria defined in the Management Incentive Plan.

Additionally, Messrs. Smith and Freed were each awarded restricted stock units under the Company's existing form of restricted stock unit agreement, the terms of which were summarized in and a copy of which was filed as Exhibit 10.1 to the Company's Form 8-K filed on September 11, 2013.

Item 8.01 Other Events.

On June 9, 2015, the Board of Directors of the Company approved a quarterly cash dividend of $0.10 per share on the common stock of the Company, payable on June 30, 2015. The dividend shall be payable to stockholders of record at the close of business on June 19, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

June 11, 2015	By:	/s/ Eugene S. Putnam, Jr.

Name: Eugene S. Putnam, Jr.
Title: President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated	June 9, 2015